Exhibit 10.66

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AMENDMENT NUMBER 2 TO

SOLAR WAFER SUPPLY AGREEMENT

This Amendment Number 2 to Solar Wafer Supply Agreement (this “Second Amendment”) is entered into as of January 24, 2010 by and between MEMC SINGAPORE PTE. LTD., a Singapore corporation (“MEMC Singapore”) and wholly-owned subsidiary of MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation with its principal place of business at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, United States of America (“MEMC”), or such other designated majority-owned subsidiary of MEMC, and CONERGY AG, a German corporation with its principal place of business at Anckelmannsplatz 1, 20537 Hamburg, Germany (“Conergy”). MEMC Singapore and Conergy together shall be referred to as the “Parties” and individually as a “Party”.

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WHEREAS, on October 25, 2007, MEMC and Conergy entered into that certain Solar Wafer Supply Agreement; and

WHEREAS, on October 26, 2007, pursuant to Section 7.6 of the Solar Wafer Supply Agreement, MEMC assigned the Solar Wafer Supply Agreement to its wholly-owned subsidiary, MEMC Singapore; and

WHEREAS, on July 10, 2008, MEMC Singapore and Conergy (with the consent of MEMC) amended the October 25, 2007 Solar Wafer Supply Agreement, by executing Amendment No. 1 to Solar Wafer Supply Agreement (the “First Amendment”) between MEMC Singapore and Conergy; and

WHEREAS, Conergy has commenced litigation against MEMC Singapore and MEMC in the United States District Court for the Southern District of New York captioned: Conergy AG, v. MEMC Electronic Materials, Inc. and MEMC Singapore Pte. Ltd., Case No. 09 Civ. 4906(SAS) (“the Litigation”), in which Conergy alleges, among other allegations, that the Solar Wafer Supply Agreement is violative of the law; and

WHEREAS, the parties to the Litigation desire to settle the dispute encompassed by the Litigation; and

WHEREAS, Conergy desires to modify the Agreement because Conergy’s long-term business strategy no longer requires the delivery of Wafers in the quantities agreed under the Agreement; and

WHEREAS, Conergy has ascertained that, in the light of the change in Conergy’s business model, the terms of this Second Amendment are significantly more advantageous for Conergy in comparison to all other available solutions, in particular, in comparison to fulfillment of the Agreement over its full term, and the conclusion hereof will significantly contribute to the success of Conergy’s ongoing restructuring process; and

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WHEREAS, against the background of the past and future business relationship with Conergy, MEMC Singapore is willing to agree to such amendment; and

WHEREAS, the Parties are not aware of any legal restrictions or bans hindering them to enter into this Second Amendment and to validly fulfill their obligations hereunder; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, MEMC Singapore and Conergy agree as follows:

ARTICLE I

AMENDMENT TO SELECTED SECTIONS OF THE AGREEMENT

1.1 Defined Terms. The following terms shall have the following meanings for the purposes of this Agreement:

(a) “Agreement” shall mean the Solar Wafer Supply Agreement dating from October 25, 2007 as amended by the First Amendment on July 10, 2008 including all Attachments and Exhibits thereto.

(b) “Effective Date” shall mean January 24, 2010.

(c) “Second Amendment” shall mean this Second Amendment, including all Attachments and Exhibits hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

(d) “Conergy Wafer Demand” shall mean Conergy’s demand for solar wafers (that Conergy manufactures into cells and/or modules), but excluding, for the avoidance of doubt, Conergy’s external demand for modules (that include solar wafers), measured in Watts. However: (i) if and to the extent that Conergy supplies solar wafers to a third party for the manufacture by such third party of modules for Conergy, such solar wafers included in such modules shall (without duplication) be “counted” as part of the Conergy Wafer Demand; and (ii) Conergy shall be required to use commercially reasonable best efforts, pursuant to Section 1.9(a) hereof, to have MEMC Singapore Wafers used in modules purchased from third parties (and not “counted” as part of Conergy Wafer Demand pursuant to clause (i)).

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

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1.2 Reduction in Yearly Target Quantities and Yearly Minimum Quantities under Agreement; Revision of Attachment B-1 to the First Amendment; Minimum Revenue Requirement. With this Second Amendment, in consideration of all of the items set forth herein, including, but not limited to, the items set forth in Section 1.9, MEMC Singapore has agreed to significantly reduce the total volume of Watts to be purchased by Conergy under the Agreement, subject to the increase or decrease in such volumes based on the provisions of Section 1.4 and Section 1.5 hereof. Notwithstanding the price and volume schedules set forth in the Agreement and the First Amendment, the Parties hereby amend, restate and revise the price and Yearly Target Quantities and Yearly Minimum Quantities for the remaining Contract Years (starting at the midpoint of Contract Year 2 of January 1, 2010) and, subject to Section 1.13 hereof, to that end, (a) page B-1 of Attachment B to the Agreement (as page B-1 of Attachment B to the Agreement was revised as set forth on Attachment B-1 to the First Amendment) and (b) Attachment B-1 to the First Amendment, in each case are amended and restated as is set forth on Attachment B-2 to this Second Amendment (all of the foregoing, the “Aggregate Wafer Volume Purchase Requirement Amendment”).

(a) Yearly Target Quantities. Each Contract Year, Conergy agrees to purchase from MEMC Singapore, over the course of the Contract Year in quantities that comply with the requirements of Section 1.3(b) below, in accordance with the process set forth in Section 1.3 below (unless otherwise agreed by the parties pursuant to the process set forth in Section 1.3 below), at least a target quantity of Wafers (such yearly target purchase quantity commitments, measured in megawatts, the “Yearly Target Quantit(ies)”), in the amount and at the prices set forth on Attachment B-2 hereto (as the same may be adjusted pursuant to Section 1.5 hereof). Each Contract Year, MEMC Singapore agrees to supply Conergy, over the course of the Contract Year assuming that Conergy has complied with the process set forth in Section 1.3 below, with at least the Yearly Target Quantity per Contract Year (to the extent actually ordered by Conergy pursuant to Section 1.3), at the prices set forth on Attachment B-2 hereto (as the same may be adjusted pursuant to Section 1.5 hereof). Without limitation of the preceding sentence, Conergy’s obligations pursuant to this Section 1.2(a) are subject to Section 1.2(d) [Possible Deferrals] and Section 1.4(b) [Additions to Yearly Target Quantities] hereof.

(b) Yearly Minimum Quantities. Attachment B-2 also sets forth certain “Yearly Minimum Quantities” that must be purchased by Conergy from MEMC Singapore each Contract Year. The Yearly Minimum Quantities are lower than the Yearly Target Quantities, and are the minimum baseline for the calculation of Conergy’s annual take or pay commitment to MEMC Singapore in Section 1.2(c) below; provided, however, that if the life of the Agreement is extended past Contract Year 10 pursuant to Section 1.4(d), the annual Yearly Minimum Quantity for any Contract Year after Contract Year 10 during the extended Term of the Agreement shall be the lesser of (i) the greater of (x) the Yearly Minimum Quantity for Contract Year Ten as set forth in Attachment B-2 hereto and (y) [*****]% of the Conergy Wafer Demand for such Contract Year and (ii) a volume of Watts, the aggregate purchase price of which (at the actual purchase prices in effect (from time to time) pursuant to Section 1.5 hereof) equals the remaining aggregate (from all prior Contract Years) Contract Year X Purchase Shortfall as at the commencement of such Contract Year.

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(c) Take or Pay Purchase Shortfalls. If, during the course of any Contract Year, Conergy purchases fewer Watts than the Yearly Minimum Quantity, as calculated in accordance with Section 1.2(b) hereof, then Conergy shall pay to MEMC Singapore via wire transfer of immediately available funds, within ten (10) days after being invoiced therefor, the difference between (A) the amount that would have been payable by Conergy for such Contract Year if Conergy had purchased the Yearly Minimum Quantity as calculated in accordance with Section 1.2(b) hereof, and (B) the amount payable by Conergy during such Contract Year for the actual volume of Watts purchased by Conergy from MEMC Singapore during such Contract Year based on the applicable price listed on Attachment B-2 hereto (such calculated amount, the “Take or Pay Purchase Shortfall”). The Take or Pay Purchase Shortfall shall accrue interest at the rate of one and one-half percent (1.5%) per month from the date of the invoice therefor, unless prohibited by Law.

(d) Possible Deferrals and Future Contract Years. In the Agreement and the First Amendment, Conergy had previously committed to purchase certain Yearly Target Quantities from MEMC Singapore, on a set price curve, which would have resulted in minimum aggregate revenues in each Contract Year to MEMC Singapore. Those Yearly Target Quantities have now been reduced as set forth in this Section 1.2, and the Parties have assigned, for calculation purposes only, a new baseline (reference) price of $[*****]/per Watt for all remaining Contract Years in order to calculate (for illustration purposes only) the revised minimum aggregate revenues in each Contract Year to MEMC Singapore (these revised minimum aggregate revenues for each Contract Year, the “Contract Year X Revenue Amount”). For Contract Year 2 and future Contract Years, Conergy has requested relief from (x) the take or pay provisions of Section 2.2 of the Agreement and (y) the requirement of payment of any Purchase Shortfalls under Section 2.2(d) of the Agreement immediately after the conclusion of any Contract Year (pursuant to the provisions of Section 2.2(d) of the Agreement). MEMC Singapore is unwilling to provide such unconditional relief from these take or pay and Purchase Shortfall provisions for future Contract Years, but MEMC Singapore is willing (subject to Section 1.13) to lower the amount of Conergy’s take or pay commitment (as reflected in Section 1.2(c) above) and defer the immediate payment of Contract Year X Purchase Shortfalls (as defined below) for future Contract Years, pursuant to the procedures set forth in Section 1.4 below, including specifically Section 1.4(f). The amount by which the aggregate revenue to MEMC Singapore from actual purchases made by Conergy in any individual Contract Year is less than the Contract Year X Revenue Amount, disregarding for this purpose any portion of such amount reflected in any Take or Pay Purchase Shortfall that has been paid by Conergy in accordance with Section 1.2(c) hereof, is the “Contract Year X Purchase Shortfall.” Conversely, the amount by which the aggregate revenue to MEMC Singapore from actual purchases made by Conergy in any individual Contract Year exceeds the Contract Year X Revenue Amount is the “Contract Year X Purchase Excess”.

(e) Reduced Minimum Revenue Requirements for each Contract Year. The net end result of the revisions to Attachment B-2 reflected in this Second Amendment is to greatly decrease the aggregate revenue commitment from Conergy to MEMC Singapore for each of the remaining Contract Years.

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1.3 Rolling Forecasts and Binding Purchase Orders.

(a) Rolling Forecasts and Binding Purchase Orders. Pursuant to Section 2.2(e) of the Agreement, Conergy is required to provide twelve month rolling forecasts to MEMC Singapore, and pursuant to Section 2.3 of the Agreement, Conergy is required to maintain at all times firm, binding purchase orders with MEMC Singapore for at least the next ninety (90) days. As of early 2009, Conergy ceased to provide such forecasts or binding purchase orders. Conergy affirms that it will use best efforts to comply with the binding purchase orders requirement of Section 2.3 of the Agreement and the twelve month rolling forecast requirement of Section 2.2(e) of the Agreement. MEMC Singapore will issue MEMC Singapore Order Acknowledgements against these binding purchase orders consistent with the provisions of Section 2.3 of the Agreement and this Second Amendment. MEMC Singapore acknowledges that any rolling forecasts provided by Conergy beyond day 90 are not intended to be binding on Conergy, except as set forth in the next sentence. For days 91-180 in the twelve month rolling forecasts provided by Conergy to MEMC Singapore pursuant to this Section 1.3(a), [*****] percent ([*****]%) of such forecast shall be binding on Conergy, and Conergy shall be committed to purchase [*****] percent ([*****]%) of such forecast, and MEMC Singapore shall be similarly obligated to provide during the relevant 90 day forecast period [*****] percent ([*****]%) of such forecast amount (i.e., the binding commitment of each of Conergy and MEMC Singapore shall be equal for such time period).

(b) Minimum Calendar Quarter Quantities. Conergy agrees that the binding purchase orders submitted by it pursuant to Section 2.3 of the Agreement for any particular Contract Year quarter shall be for, and MEMC Singapore in turn agrees to supply Conergy over the course of each Contract Year quarter with, an amount of Wafers (measured in Watts) that is not less than [*****]% of the amount (measured in Watts) set forth for such Contract Year as the “Yearly Minimum Quantity” on Attachment B-2, at the prices set forth on Attachment B-2 hereto (subject to adjustment pursuant to Section 1.5 [Future Contract Year Pricing] hereof). MEMC Singapore shall deliver all Wafers that it is obligated to deliver pursuant to Section 1.3(a) or this Section 1.3(b), or that MEMC Singapore otherwise issues MEMC Singapore Order Acknowledgments in respect of, within five (5) Business Days of the delivery date specified therefor in the relevant Conergy binding purchase order. For the avoidance of doubt, references in this Second Amendment to a “Contract Year quarter(s)” are references to particular calendar quarters in a Contract Year(s), and not to rolling quarterly periods.

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(c) Status of Conergy Binding Purchase Orders Re Purchase Requirements. It is specifically understood and agreed that 100% of the Wafers for which Conergy submits binding purchase orders from time to time (in accordance with Sections 1.3(a) and 1.3(b)) shall, unless and to the extent Conergy subsequently, in breach of the Agreement (as modified by this Second Amendment), (i) refuses to accept timely delivery of any such Wafers in respect of which MEMC Singapore timely issues a MEMC Singapore Order Acknowledgment, or (ii) refuses to pay for any such Wafers in accordance with the terms of the Agreement, as modified by this Second Amendment (disregarding for this purpose any payment or payments that are the subject of a good faith dispute between the Parties (for clarity, the Parties agree that any Wafers that have been used by Conergy cannot be the subject of a good faith dispute for payment)) count (i.e., as a Conergy Wafer purchase) towards all Wafer order and/or purchase-related obligations and/or conditions hereunder for the Contract Year (and relevant Contract Year quarter) in which the relevant Conergy-requested delivery date for such Wafers falls (and (without limitation of the generality of the foregoing) towards determining whether any Take or Pay Purchase Shortfall or Yearly Target Quantity Shortfall (or Contract Year X Purchase Shortfall) exists for such Contract Year (and the amount thereof)), regardless of (for example and without limitation) the extent to which MEMC Singapore declines (to the extent of its discretion to do so pursuant to this Section 1.3) to issue a MEMC Singapore Order Acknowledgment with respect to any such binding purchase order.

(d) MEMC Singapore Force Majeure Event. It is agreed that Conergy shall not be prejudiced, in relation to any Wafer order and/or purchase-related obligations and/or conditions hereunder (including without limitation of the generality of the foregoing in relation to determining whether any Take or Pay Purchase Shortfall or Yearly Target Quantity Shortfall (or Contract Year X Purchase Shortfall) exists for any Contract Year (and the amount thereof)), by any instance of the application of Section 2.11 of the Agreement. For example (and without limitation), appropriate adjustments shall be made in the Yearly Minimum Quantity and Yearly Target Quantity for any Contract Year during which MEMC Singapore’s Wafer production is interrupted due to a Force Majeure Event.

(e) Conergy Force Majeure Event. If Conergy suffers a “Force Majeure Event” (defined for this purpose in the same manner as set forth in the Agreement, mutatis mutandis) affecting the Conergy Wafer Demand, then Conergy shall give prompt written notice (within five (5) Business Days at the latest) to MEMC Singapore of any such Force Majeure Event and any associated requested delivery delays, and appropriate adjustments shall be made in the Yearly Minimum Quantity and Yearly Target Quantity for the affected Contract Year(s). Conergy shall take appropriate means to minimize or remove the effects of the Conergy Force Majeure Event and, within the shortest practicable time, attempt to resume performance of its obligations under the Agreement (as modified by this Second Amendment) affected by the Conergy Force Majeure Event. Notwithstanding anything in this Second Amendment to the contrary, in no event shall the occurrence of a Conergy Force Majeure Event excuse Conergy from its obligations to pay to MEMC Singapore any sums accrued or due hereunder as of such date to MEMC Singapore.

1.4 Additions to Yearly Target Quantity Amounts for future Contract Years.

(a) Comparison to Conergy’s actual purchases in Contract Year. In any Contract Year, if Conergy’s actual purchases are less than the Yearly Target Quantity, but greater than the Yearly Minimum Quantity, then the provisions of this Section 1.4 shall apply, and no Take or Pay Purchase Shortfall shall be due pursuant to Section 1.2(c) of this Second Amendment. For clarity, for Contract Years that Conergy’s actual purchases are less than the Yearly Minimum Quantity, then the provisions of both this Section 1.4 (with respect to the shortfall in excess of the Take or Pay Purchase Shortfall actually paid by Conergy) and Section 1.2(c) (with respect to Take or Pay Purchase Shortfall portion of such shortfall) of this Second Amendment shall apply.

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(b) Additions to Yearly Target Quantity Generally. Assuming that Conergy’s actual Watts purchased in Contract Year X is less than the Yearly Target Quantity for that Contract Year X (disregarding for this purpose any portion of such shortfall reflected in any Take or Pay Purchase Shortfall actually paid by Conergy pursuant to Section 1.2(c)) (a “Yearly Target Quantity Shortfall”), then, (A) subject to Section 1.13 hereof and without limitation of Conergy’s Take or Pay Purchase Shortfall obligations under Section 1.2(c), but otherwise any term of the Agreement, or this Second Amendment, to the contrary notwithstanding, Conergy shall not have any liability or obligation to MEMC Singapore in respect of such Yearly Target Quantity Shortfall (or the corresponding Contract Year X Purchase Shortfall for such particular Contract Year) except as set forth in clause (B) of this sentence (and provided that this clause (A) shall not be applicable at all in the event that, pursuant to Section 1.4(f) hereof, the deferral set forth in said clause (B) does not apply), and (B) subject to Section 1.4(f) hereof [Possible Deferrals], the Yearly Target Quantities required to be purchased by Conergy in any particular future Contract Year shall be equal to (i) the Yearly Target Quantity for such future Contract Year set forth on Attachment B-2 to this Second Amendment; plus (ii) the quantity of Watts equal to the amount of the Contract Year X Purchase Shortfall required to be purchased in that Contract Year as described in Section 1.2(d) above and as calculated in Section 1.4(c) below, if any; provided, however, that Conergy’s actual purchases in any Contract Year (at the commencement of which there shall be any outstanding Contract Year X Purchase Shortfall) shall not be less than [*****]% of the Conergy Wafer Demand for such Contract Year, unless Conergy makes up all outstanding Contract Year X Purchase Shortfalls during such Contract Year (including without limitation in the manner specified in the last sentence of Section 1.4(c)); and provided, further that if Conergy’s actual purchases in any Contract Year (at the commencement of which there shall be any outstanding Contract Year X Purchase Shortfall) are less than [*****]% of the Conergy Wafer Demand for such Contract Year (again, unless Conergy makes up all outstanding Contract Year X Purchase Shortfalls during such Contract Year (including without limitation in the manner specified in the last sentence of Section 1.4(c))), then the deferral by MEMC Singapore of its right to collect immediately for any Take or Pay Purchase Shortfalls shall lapse, and all such deferred Take or Pay Purchase Shortfalls shall be due and payable immediately (in the same manner as set forth in Section 1.2(c) hereof, mutatis mutandis).

(c) Additions to Yearly Target Quantities for Contract Year 4 through Contract Year 10 Mechanics. For any Contract Year in which Conergy’s actual purchases and the provisions of Section 1.4(b) above produce a Contract Year X Purchase Shortfall, then the Parties agree that (unless deferral of such Contract Year X Purchase Shortfall is denied pursuant to Section 1.4(f)) [*****] percent ([*****]%) of the amount of such Contract Year X Purchase Shortfall shall be added to the Yearly Target Quantity for each of the next five (5) Contract Years. Such addition shall be effected at the beginning of each of such future Contract Years by converting such [*****]% figure, which will be a dollar amount, into a volume of Wafers (measured in Watts) at the baseline (reference) price of $[*****] per Watt, subject to the immediately following sentence. The Yearly Target Quantities, as first adjusted by this Section 1.4(c), in turn shall be subject to further adjustment (upwards or downwards) based on the actual prices per Watt in future Contract Years, as is required by Section 1.4(e) below. Any Contract Year X Purchase Excess shall be credited against any Contract Year X Purchase Shortfall then outstanding.

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(d) Contract Year 10. The Parties hereto understand that the deferral and roll-forward provisions of Section 1.4 hereof could produce a Yearly Target Quantity amount in Contract Year 10 that is greater than the [*****]% of the Conergy Wafer Demand constraint of Section 1.4(b) above. In such event, the Parties hereby agree that, unless the Parties otherwise agree at such future time, such amounts will be similarly rolled forward into future years, and that the Agreement will be automatically extended for such number of years until Conergy has purchased all of its required Yearly Target Quantities (the Parties acknowledge that after Contract Year 10, there will only be “make-up” quantities from Section 1.4(b) above, if any, left to purchase (and the “Contract Year X Revenue Amount” for such subsequent Contract Years shall be zero)). If the life of the Agreement is extended beyond Contract Year 10 pursuant to this Section 1.4(d), the provisions of Sections 1.2, 1.3, 1.4, 1.5, 1.6, 1.8 and 1.11 hereof shall apply to each such additional year of the Agreement, mutatis mutandis (including that the term “Contract Years” shall also include such additional years of the Term of the Agreement beyond Contract Year 10, but provided that the Yearly Target Quantities for such additional Contract Years will consist solely of the outstanding “make-up” quantities as described above (and the “Contract Year X Revenue Amount” for such subsequent Contract Years shall be zero)). The Parties agree that both Section 1.7 and Section 1.13 hereof shall apply in accordance with their terms to Contract Year 11 and beyond (if applicable). For the avoidance of doubt, the Parties hereby agree that once Conergy’s actual purchases pursuant to this Second Amendment (including without limitation during the extended Term of the Agreement pursuant to this Section 1.4(d)) have reached the revised aggregate revenue commitment from Conergy to MEMC Singapore during the life of the Agreement (i.e., the aggregate Contract Year X Revenue Amount for Contract Years 2 through 10 set forth on Attachment B-2 hereto), Conergy shall have no further obligation to purchase Wafers from MEMC Singapore under the Agreement (and/or under this Second Amendment).

(e) Consequence of Further Price Reductions or Increases. If the Parties subsequently reduce pricing for all or a portion of any future Contract Year pursuant to Section 1.5 hereof, then the Yearly Target Quantity for each such future Contract Year affected by this price decrease (as applicable, including, if applicable, as previously adjusted pursuant to Section 1.4(c) hereof) will increase by a corresponding amount such that the same aggregate revenue commitment from Conergy to MEMC Singapore for such Contract Year and/or the life of the Agreement (as the Agreement may be extended pursuant to Section 1.4(d) hereof) shall be maintained. The price for any such additional Wafers (measured in Watts) would be at the same reduced price per Watt used to calculate the increase in Yearly Target Quantities described in the preceding sentence (subject to possible subsequent increase or decrease thereof pursuant to Section 1.5 hereof). Similarly, if pricing is increased for all or a portion of any future Contract Year, then the Yearly Target Quantities for such future Contract Years will decrease by a corresponding amount. The Parties acknowledge that the operation of this Section 1.4(e) may require extension of the Agreement pursuant to Section 1.4(d) hereof.

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(f) Contract Year X Purchase Shortfalls – Possible Deferrals. Conergy agrees and acknowledges that (if the Agreement were to be enforced in accordance with its terms), but for this Second Amendment, any Contract Year X Purchase Shortfalls would be due and payable to MEMC Singapore in accordance with the provisions of Section 2.2(d) and Section 3.1 of the Agreement. The Parties have agreed in this Second Amendment that the payment to MEMC Singapore of any future Contract Year X Purchase Shortfall (including, for the avoidance of doubt, for the remainder of Contract Year 2 from the Effective Date), if any, may nonetheless be deferred by Conergy (notwithstanding the timetable set forth in Sections 2.2(d) and 3.1 of the Agreement) if all of the following conditions are met:

(i) Subject to Sections 1.3(c), 1.3(d) and 1.3(e) hereof but otherwise notwithstanding any other provision of this Second Amendment, Conergy has actually purchased (and paid for in accordance with the payment terms of Section 1.6 hereof, if the payment terms of Section 1.6 hereof then in effect between the Parties would have required payment by such date (disregarding for this purpose any payment or payments that are the subject of a good faith dispute between the Parties (for clarity, the Parties agree that any Wafers that have been used by Conergy cannot be the subject of a good faith dispute for payment))) the required minimum quantity of Watts required to be purchased as of such date pursuant to the provisions of Section 1.2(b) [Yearly Minimum Quantities] and Section 1.3(b) [Minimum Calendar Quarter Quantities] hereof, or has made all requisite payments pursuant to Section 1.2(c); and

(ii) If, as of any such particular future date, Conergy is current in all payments due to MEMC Singapore, in accordance with the terms of Section 2.7 of the Agreement, except as the same may be modified by Section 1.6 hereof (disregarding for this purpose any payment or payments that are the subject of a good faith dispute between the Parties (for clarity, the Parties agree that any Wafers that have been used by Conergy cannot be the subject of a good faith dispute for payment)); and

(iii) If, by no later than the required dates set forth in the Agreement (or a different date if the Parties have agreed at least twenty (20) Business Days in advance of the required due date), Conergy has provided the required Refundable Capacity Reservation Deposit and the required Letter of Credit (in the required Letter of Credit Amount) for such Contract Year X to MEMC Singapore (as the same may be agreed by the Parties in the future, including pursuant to the provisions of Section 1.7 below).

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(g) Delivery of Conergy Officer’s Certificate. Upon MEMC Singapore’s written request delivered not earlier than 45 days prior to the end of, and not later than seven days after the end of, any Conergy fiscal year, Conergy shall deliver to MEMC Singapore, within thirty (30) days after the end of such fiscal year, a certificate of its chief financial officer, and of Conergy’s independent certified public accountants, certifying the Conergy Wafer Demand for such fiscal year.

1.5 Future Contract Year Pricing. Conergy has requested that MEMC Singapore amend the Agreement now to replace the agreed-upon pricing per Watt for each future Contract Year in the Agreement and the First Amendment with a fluctuating quarterly pricing mechanism. Given MEMC Singapore’s expenditures on capacity expansion predicated on the ten year take or pay commitment from Conergy, MEMC Singapore cannot agree to such a blanket price change request. However, MEMC Singapore is willing to provide Conergy with a quarterly “market” price, on a per Watt basis, which market price shall be determined only on a quarter-by-quarter basis as described below and on Attachment B-2, Section 1.5 (unless the Parties otherwise specifically agree to a longer time period) if, and only if, all of the following conditions are met at any particular future date:

(a) If, as of any such particular future date during any future Contract Year, Conergy is current in all payments due to MEMC Singapore, in accordance with the terms of Section 2.7 of the Agreement, except as the same may be modified by Section 1.6 hereof (disregarding for this purpose any payment or payments that are the subject of a good faith dispute between the Parties (for clarity, the Parties agree that any Wafers that have been used by Conergy cannot be the subject of a good faith dispute for payment)); and

(b) If, as of any such particular future date during any future Contract Year, Conergy has provided, by no later than the required dates set forth in the Agreement (or a different date if the Parties have agreed at least twenty (20) Business Days in advance of the required due date), the required Refundable Capacity Reservation Deposit and the required Letter of Credit (in the required Letter of Credit Amount) for such Contract Year to MEMC Singapore (as the same may be agreed by the Parties in the future pursuant to the provisions of Section 1.7 below); and

(c) If, as of any such particular future date during any future Contract Year, Conergy has actually purchased the required minimum quantity of Watts required to be purchased as of such date pursuant to the provisions of Sections 1.2(b) [Yearly Minimum Quantities] and 1.3(b) [Minimum Calendar Quarter Quantities] hereof, or has made all requisite payments pursuant to Section 1.2(c); and

(d) If, as of any such particular future date during any future Contract Year, Conergy has not (i) become insolvent, (ii) made a general assignment for the benefit of creditors, (iii) suffered or permitted the appointment of a receiver for its business or assets, (iv) become subject as the debtor to any proceeding under any bankruptcy or insolvency Law, whether domestic or foreign, and such proceeding has not been dismissed within sixty (60) days after filing, or (v) commenced liquidation or dissolution proceedings, voluntarily or otherwise.

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If all of the foregoing conditions are met at the beginning of any particular calendar quarter during any future Contract Year, then MEMC Singapore agrees that a competitive price per Watt for such calendar quarter (unless the Parties otherwise specifically agree to a longer time period, or shorter time period, or if market conditions, in MEMC Singapore’s reasonable discretion, would require a shorter time period or faster potential price adjustment), shall be determined pursuant to the pricing mechanism described on Attachment B-2, Section 1.5. Conergy acknowledges that (x) such competitive price per Watt will be a price that reflects the stability of supply and quality of MEMC Singapore-supplied Wafers, and will not be merely a “matching” of the lowest spot price available in the market; (y) any lowering of the price per Watt in a future Contract Year will require a corresponding increase in Conergy’s Yearly Target Quantity commitment based on the principles set forth in Section 1.3 and Section 1.4 above; and (z) prices per Watt under this Section 1.5 could also rise from quarter to quarter as well (which would then dictate a corresponding decrease in Conergy’s Yearly Target Quantity commitment based on the principles set forth in Section 1.3 and Section 1.4 above).

1.6 Payment Terms. Notwithstanding the provisions of Section 2.7 of the Agreement, the Parties hereby agree that Section 2.7 of the Agreement is modified only as follows: Payment is due thirty (30) days from the date of the invoice (unless the Parties have otherwise agreed to a different arrangement in writing prior to the shipment of the Wafers for such invoice (or such a different arrangement is in place pursuant to Attachment B-2, Section 1.5)); provided, however, that the Parties agree that if Conergy has not paid any such invoice within such thirty (30) days term (or other longer term, if applicable), MEMC Singapore shall assess a late payment charge of one and one-half percent (1.5%) per month (after the due date) on the unpaid balance of any past due amount, unless prohibited by Law. If Conergy fails to pay the purchase price when due for any shipment, MEMC Singapore may, but need not, require receipt of payment in full prior to manufacturing the balance of any outstanding or subsequent order. Payment of sums due from Conergy shall be made upon terms set forth above. MEMC Singapore may recover for each delivery hereunder as a separate transaction, without reference to any other delivery. If Conergy has been failing to pay the purchase price when due for one or more shipments, and not paying the additional interest as described above, and MEMC Singapore reasonably concludes that Conergy is in unsound financial condition and has notified Conergy of such conclusion, and the Parties have then negotiated in good faith for at least ten (10) Business Days to remedy such conclusion, or if Conergy is in default with respect to any of the material terms and conditions of this or any other agreement with MEMC Singapore, MEMC Singapore shall forthwith have the right to demand cash payment in advance or additional financial assurance until such time as said credit has been reestablished or default cured to MEMC Singapore’s satisfaction. If Conergy fails to pay the purchase price when due for any shipment, MEMC Singapore may also, but need not, (i) immediately offset any late payments against the Refundable Capacity Reservation Deposit and/or the Letter of Credit then held by MEMC Singapore and (ii) prior to any further shipments of Wafers, require that Conergy replenish the Refundable Capacity Reservation Deposit and/or the Letter of Credit required by Section 3.1 of the Agreement.

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1.7 Revision and Calculation of Refundable Capacity Reservation Deposits and Letter of Credit Amounts. Notwithstanding the Required Letter of Credit Amount rows for future Contract Years set forth on Attachment C to the Agreement (as revised on Attachment B-1 to the First Amendment) or any other term of the Agreement to the contrary notwithstanding, the Parties now agree to revise the Refundable Capacity Reservation Deposit and the Letter of Credit Amount for each future Contract Year (including the remainder of Contract Year 2) to be as follows:

(a) Anything in Section 3.1 of the Agreement to the contrary notwithstanding, the Refundable Capacity Reservation Deposit shall cease to consist of a series of deposits that Conergy must make to MEMC Singapore each Contract Year. In addition, except as set forth below in this Section 1.7, MEMC Singapore shall cease to have any obligation to make annual partial repayments of the Refundable Capacity Reservation Deposit to Conergy. Instead, the “Refundable Capacity Reservation Deposit” refers simply to, at any date of computation, the aggregate amount of cash that Conergy shall have deposited with MEMC Singapore as such “Refundable Capacity Reservation Deposit”, net of any portion of any such deposit that has previously been returned to Conergy by MEMC Singapore pursuant to Section 1.7(c) hereof. The required amount of the Refundable Capacity Reservation Deposit may fluctuate from time to time as set forth below in this Section 1.7 and as calculated and set forth in the sample calculations set forth on Attachment B-2 to this Second Amendment. The Parties agree that, as of the date hereof, the actual, current Refundable Capacity Reservation Deposit made by Conergy and held by MEMC Singapore pursuant to the Agreement and the First Amendment, prior to any adjustments to such Refundable Capacity Reservation Deposit amount pursuant to the terms of the Agreement, the First Amendment and this Second Amendment, equals $65.9 million.

(b) Anything in Section 3.1 of the Agreement to the contrary notwithstanding, the required combined Refundable Capacity Reservation Deposit amount and Letter of Credit Amount for any particular Contract Year (including without limitation the remainder of Contract Year Two and (if the life of the Agreement is extended beyond Contract Year Ten pursuant to Section 1.4(d)) any Contract Year beyond Year Ten) (the “Combined Deposit/LC Amount”) shall be an amount equal to the aggregate purchase price (at (i) for the remainder of Contract Year Two, the price-per-Watt (set forth for the purpose of this calculation on Attachment B-2 to this Second Amendment), and (ii) for any other Contract Year, the actual price-per-Watt last in effect pursuant to Section 1.5 on the tenth Business Day prior to the commencement of such Contract Year) for a volume of Wafers (measured in Watts) equal to [*****]% of the Yearly Target Quantity for such Contract Year set forth in Attachment B-2 hereto (as the same may be adjusted pursuant to Sections 1.4(b) and (c) hereof (but disregarding any further adjustments thereto for such Contract Year pursuant to Section 1.4(e) hereof)); provided, however, that notwithstanding the foregoing, the Parties agree that for the remainder of Contract Year 2 and through the end of calendar 2011, the Combined Deposit/LC Amount shall be $42.5 million.

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(c) Conergy may meet the Combined Deposit/LC Amount for any particular Contract Year through such combination of Refundable Capacity Reservation Deposit and Letter of Credit as Conergy determines in its discretion from time to time (including without limitation from time to time within any particular Contract Year), provided that the portion of the Combined Deposit/LC Amount that is met through the Refundable Capacity Reservation Deposit cannot, at any particular date, be less than an amount equal to the aggregate purchase price (at (x) for the remainder of Contract Year Two, the price-per-Watt (set forth for the purpose of this calculation on Attachment B-2 to this Second Amendment), and (y) for any other Contract Year, the actual price-per-Watt last in effect pursuant to Section 1.5 on the tenth Business Day prior to the commencement of such Contract Year) for a volume of Wafers (measured in Watts) equal to the product of (A) the fraction specified below in this Section 1.7(c), multiplied by (B) [*****]% of the Yearly Target Quantity for such Contract Year set forth in Attachment B-2 hereto (as the same may be adjusted pursuant to Sections 1.4(b) and (c) hereof (but disregarding any further adjustments thereto for such Contract Year pursuant to Section 1.4(e) hereof)). The “fraction” referred to in the immediately preceding sentence shall, at any particular date, be a fraction the numerator of which equals the sum of (A) the number of days from the respective dates thereof by which Conergy must pay Wafer purchase invoices issued by MEMC Singapore (as established pursuant to Section 1.6 hereof and Section 2 of Attachment B-2, Section 1.5), plus (B) 60, and the denominator of which equals 180 (it being understood that the fraction cannot exceed 1).

(d) By way of example of the operation of Sections 1.7(a), (b) and (c), the Parties have set forth on Attachment B-2 to this Second Amendment a revised Table that includes the minimum Refundable Capacity Reservation Deposit amounts, and corresponding Letter of Credit Amounts, for each of Contract Years 2 through Ten assuming (i) that the new baseline (reference) price of $[*****] per Watt is the price per Watt for each future Contract Year, (ii) there are no Contract Year X Purchase Shortfalls and (iii) the payment terms are thirty (30) days.

(e) MEMC Singapore shall reasonably cooperate with Conergy with respect to revisions to any outstanding Letter of Credit, or substitutions of Letters of Credit, and/or returns to Conergy of amounts held as Refundable Capacity Reservation Deposit, all as necessary so that neither the Refundable Capacity Reservation Deposit nor the amount which may be drawn under the Letter of Credit at any time exceeds the required amounts thereof (including without limitation the changed amounts thereof from time to time pursuant to Section 1.7(c)).

(f) Retained Refundable Capacity Reservation Deposit. Pursuant to Attachment C-1 of the First Amendment, the Retained Refundable Capacity Reservation Deposit was $14.7 million. The Parties agree that, after this Second Amendment, for the avoidance of doubt, the Retained Refundable Capacity Reservation Deposit shall not change over the Term and shall be $4 million.

(g) At the end of Contract Year 10 (or, if the life of this Agreement shall be extended beyond Contract Year Ten pursuant to Section 1.4(d) hereof, when all outstanding Contract Year X Purchase Shortfalls have been made up) or the termination of the Agreement pursuant to Article IV thereof (except as modified by Section 1.14 hereof), (i) the Refundable Capacity Reservation Deposit then held by MEMC Singapore, net of the Retained Refundable Capacity Reservation Deposit, shall be paid by MEMC Singapore to Conergy, and (ii) any outstanding Letter of Credit (after any final draw thereon in accordance with the Agreement (as amended and supplemented by this Second Amendment)) shall be returned by MEMC Singapore to Conergy.

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1.8 Section 2.14 – Continuous Improvement; Quality Assurance Agreement. Attachment A hereto is hereby substituted for (and from and after the execution and delivery of this Second Amendment, shall constitute) Attachment A to the Agreement. In addition, pursuant to (but without limitation of) Section 2.8 of the Agreement, the Parties agreed to work together on continuous improvement efforts to Wafers and Wafer specifications throughout the period of the Agreement. For example, in order to allow MEMC Singapore to offer the Wafer price reduction offered by this Second Amendment, the Parties have now agreed to cooperate with each other to reach a [*****] Wafer thickness as soon as reasonably practicable after the Effective Date hereof. In addition, the Parties hereby agree to negotiate in good faith and implement a reasonable Quality Assurance Agreement.

1.9 Additional Consideration to be provided by Conergy. Conergy acknowledges that the price reduction included in this Second Amendment is significant. In exchange for this price reduction, Conergy agrees to use commercially reasonable best efforts as follows:

(a) Wafer Purchases. Within ten (10) Business Days of the date of this Second Amendment, Conergy shall provide MEMC Singapore with a listing of all non-deminimus suppliers to Conergy of Wafer-based modules (“Third Party Module Suppliers”) with which Conergy will use commercially reasonable best efforts over at least the next five (5) years after the Effective Date of this Second Amendment to have such Wafer-based module suppliers purchase approximately [*****] percent ([*****]%) (based on volume of Watts) of their Wafer needs for Conergy Wafer-based modules from MEMC Singapore. Conergy and MEMC Singapore will then use their respective commercially reasonable best efforts to work with such Third Party Module Suppliers so to utilize MEMC Singapore Wafers, and each Party will assign appropriate resources to effect such efforts.

(b) Project Business. Conergy shall work with MEMC Singapore in good faith and shall use commercially reasonable best efforts, over at least the next five (5) years after the Effective Date of this Second Amendment, to include MEMC Singapore in large (i.e., 1MW or greater), photovoltaic (through Wafer-based modules, the Wafers for which would not be included in the calculation of Conergy Wafer Demand) projects developed by Conergy (such projects, “Large Conergy PV Projects”). Conergy and MEMC Singapore will also use commercially reasonable best efforts to work together to jointly sponsor and pursue large project opportunities. These opportunities could include referring project opportunities to each other (either MEMC Singapore to Conergy, or Conergy to MEMC Singapore) for development, depending on the specific project and the opportunity available to do so, and the relative strength of the other Party in that geographic area and/or area of expertise. Separate and apart from Conergy’ covenant in Section 1.9(a) above, Conergy will use commercially reasonable best efforts over at least the next five (5) years after the Effective Date of this Second Amendment to include MEMC Singapore Wafers in the Large Conergy PV Projects that Conergy does not jointly develop with MEMC Singapore (again, for approximately [*****] percent ([*****]%) (based on volume of Watts) of such Wafer-based modules).

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(c) It is understood and agreed that Conergy will not be required pursuant to this Section 1.9 to offer, make or render any payment or other consideration to any third-party (including without limitation any Third Party Module Supplier). It is further understood and acknowledged that (i) the success of any Conergy efforts pursuant to this Section 1.9 will depend (without limitation) on the competitiveness of MEMC Singapore’s terms (pricing and otherwise) for the supply of Wafers and MEMC Singapore’s ability to respond promptly (and in any event in a commercially reasonable manner) to requests for such terms and (ii) further (and without limitation of clause (i)), the success of any Large Conergy PV Project will depend (without limitation) on the availability from third parties of project financing on commercially reasonable terms.

(d) For the purposes of this Section 1.9 of this Second Amendment, “commercially reasonable best efforts” shall include those items (and only those items) set forth on Attachment B-2, Section 1.9. Both Parties’ outside counsel have reviewed and approved the language of this Section 1.9 and Attachment B-2, Section 1.9 and have advised their respective clients as to applicable Law.

1.10 Payment for Contract Year 1 and Contract Year 2 Purchase Shortfalls; Payment for Unpaid Wafers.

(a) In the Agreement and the First Amendment, Conergy had previously committed to certain Yearly Target Quantities from MEMC Singapore, on a set price curve. Because Conergy purchased only approximately [*****] MW out of the agreed [*****] MW at the agreed price during Contract Year 1, the Purchase Shortfall payment to be made by Conergy to MEMC Singapore pursuant to Section 2.2(d) of the Agreement would amount to approximately US$ [*****] million. During the current Contract Year 2, up until the Effective Date of this Second Amendment, Conergy has purchased and paid for only approximately [*****] MW out of the agreed [*****] MW for Contract Year 2, and none at the agreed Contract Year 2 price from the First Amendment. Section 3.1(b) of the Agreement allows MEMC Singapore at the end of any Contract Year to retain the respective amount of the Refundable Capacity Reservation Deposit equivalent to the aggregate unpaid Purchase Shortfalls. As part of the settlement of the Litigation in connection with this Second Amendment (and in lieu of the higher damages entitlement that MEMC Singapore could assert under the Agreement and First Amendment), the Parties confirm and agree that MEMC Singapore may deduct and retain $[*****] million of the Refundable Capacity Reservation Deposit currently held by MEMC Singapore, effective immediately, with no further action required by MEMC Singapore or Conergy (but such portion of the Refundable Capacity Reservation Deposit is smaller than the amount calculated pursuant to Section 2.2(d) of the Agreement and, pursuant to Section 2.2(d), would have fallen due immediately at the end of a Contract Year and not be amortized over time), with (x) $[*****] million to be amortized pro rata over the next nine (9) years, as set forth on Attachment B-2 to this Second Amendment and (y) $[*****] million to be amortized over the remainder of calendar 2010 ($[*****] million in Q1 2010, and $[*****] million in each of Q2, Q3 and Q4 2010). The Parties agree that the remaining Purchase Shortfall payment for Contract Year 1 and the portion of Contract Year 2 up until the Effective Date of this Second Amendment calculated under the Agreement and the First Amendment (i.e., the portion of the aggregate Purchase Shortfall for such periods that is not satisfied through this Section 1.10) (the “Remaining Pre-Effective Date Purchase Shortfall”) is deferred and automatically (without any further action on the part of MEMC Singapore) will be waived entirely, released and discharged at the end of Contract Year 10 (or later Contract Year, if the life of the Agreement is extended beyond Contract Year 10 pursuant to Section 1.4(d)), to the effect that Conergy is not required to pay for the Remaining Pre-Effective Date Purchase Shortfall, provided only that MEMC Singapore does not rightfully exercise its right of reversal agreed under Section 1.13 in any particular Contract Year (including any Contract Year after Contract Year 10, if the Term of this Agreement is extended beyond Contract Year 10 pursuant to Section 1.4(d)), and provided further that if MEMC Singapore does exercise its right of reversal agreed under Section 1.13 in any particular Contract Year (including any Contract Year after Contract Year 10, if the Term of this Agreement is extended beyond Contract Year 10 pursuant to Section 1.4(d)), such deferral shall lapse and the Remaining Pre-Effective Date Purchase Shortfall falls due immediately.

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(b) Unpaid Wafers. The Parties confirm and agree that the $[*****] of unpaid invoices for Wafers delivered by MEMC Singapore shall be deducted and retained by MEMC Singapore from the $65.9 million Refundable Capacity Reservation Deposit currently held by MEMC Singapore, with no further action required by MEMC Singapore or Conergy, as set forth under Section 2.7 of the Agreement.

(c) Mutual Partial Releases. The Parties, on behalf of themselves and their affiliates and Subsidiaries, hereby unconditionally and irrevocably release each other from any claims, liabilities and/or obligations arising out of or relating to any act or omission prior to the Effective Date concerning which any of the Parties (including for this purpose their affiliates and Subsidiaries) has knowledge of or is on notice of as of the Effective Date, but this release shall become null and void if any Partial Second Amendment Reversal shall occur, but only to the extent necessary to permit any Party to assert rights or claims that have been restored to them as a result of such Partial Second Amendment Reversal. This release shall not release any Party from any of its obligations set forth in this Second Amendment.

1.11 Mono Wafers. With the First Amendment, the Parties agreed to eliminate Mono Wafers from the Agreement. From time to time during the term of this Agreement (including any extension thereof pursuant to Section 1.4(c) hereof), Conergy in its discretion but upon not less than six months’ prior notice to MEMC Singapore (which notice cannot be delivered prior to January 1, 2011), may substitute Mono Wafers for Multi Wafers under the Agreement (as modified and supplemented by this Second Amendment), or vice versa, in whole but not in part (such that, for example, solely Mono Wafers (or, if the notice was to substitute Multi Wafers for Mono Wafers, solely Multi Wafers) would be sold and purchased under the Agreement (as modified and supplemented by this Second Amendment) after the expiration of such notice period). If the Parties otherwise decide to add Mono Wafers (or substitute Mono Wafers for Multi Wafers) to the Agreement in the future, such decision, including pricing, as set forth in Attachment B-2, Section 1.5, will need to be mutually agreed at that time.

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1.12 Deleted Sections of the Agreement. Without limitation of, and subject to, Section 1.13 hereof, Sections 2.2(a), 2.2(d), 2.2(f), 2.12, 2.13, 2.14 and 3.2 of the Agreement are hereby deleted in their entirety, and such Sections shall be of no further force or effect.

1.13 Possible Prospective Reversal of this Second Amendment. Conergy understands and agrees that the Aggregate Wafer Volume Purchase Requirement Amendment is conditional, in the sense that it is subject to this Section 1.13. In the event that Conergy shall fail to pay a Take or Pay Purchase Shortfall with respect to any particular Contract Year (including any Contract Year after Contract Year 10, if the Term of this Agreement is extended beyond Contract Year 10 pursuant to Section 1.4(d)) within five (5) Business Days of being notified thereof by MEMC Singapore, then, at MEMC Singapore’s election made by notice to such effect while such failure continues and within ten (10) Business Days of the delivery of such notice, the Aggregate Wafer Volume Purchase Requirement Amendment shall be deemed to be reversed (any such reversal, a “Partial Second Amendment Reversal”), such that both the volume of Watts to be purchased by Conergy and prices per Watt will revert back to the volumes and prices set forth in Attachment B-1 to the First Amendment and the take or pay provisions of Section 2.2 of the Agreement shall be restored, including the requirement of payment of any Purchase Shortfalls under Section 2.2(d) of the Agreement immediately after the conclusion of any Contract Year. In the event of a Partial Second Amendment Reversal, (i) all other provisions of the Second Amendment will continue to be in effect; (ii) both MEMC Singapore and Conergy shall have all the same claims, defenses, legal positions and arguments with respect to the volumes and prices set forth in the First Amendment and the take or pay provisions of Section 2.2 of the Agreement as they had prior to the execution of this Second Amendment, and the execution and delivery of this Second Amendment shall be without prejudice to all such claims, defenses, legal positions and arguments, except Conergy agrees to abandon any claim, defense, legal position or argument that the provisions so restored constitute an unreasonable or unjustifiable restraint of trade or otherwise constitute an antitrust violation under United States federal law, the laws of the State of New York, the European Community Treaty or the law of any other jurisdiction; and (iii) neither this Second Amendment, the execution and delivery thereof, nor any negotiations or proceedings in connection herewith may be used by either party in any proceeding against the other for any purpose, except to seek to enforce (in a manner that is not inconsistent with clause (ii) of this sentence) the terms of this Second Amendment, as modified by the Partial Second Amendment Reversal. In the event that Conergy ever in the future brings an action or proceeding (other than the Litigation) challenging the validity of the Agreement or this Second Amendment on grounds substantially similar to those that have been asserted in the Litigation, then, at MEMC Singapore’s election made by notice to such effect and within ten (10) Business Days of the delivery of such notice, a Partial Second Amendment Reversal shall be deemed to have occurred.

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1.14 Revised Termination Provisions.

(a) Section 4.4 of the Agreement is amended and restated in its entirety as follows:

“4.4 Termination by Conergy.

(a) In the event that MEMC Singapore has failed to deliver the Yearly Minimum Quantities as would be required to be delivered pursuant to the provisions of Section 2.2(a) of the Agreement, as modified by Section 1.2(b) of the Second Amendment, for three (3) consecutive Contract Years, then, no later than thirty (30) days after the end of such third consecutive Contract Year, Conergy may provide written notice to MEMC Singapore that Conergy intends to immediately terminate the Agreement. Such termination will take effect five (5) Business Days thereafter if the breach is not cured (in which case delivery shall be made for such deliveries only DDP Incoterms 2000 Conergy’s designated location) by MEMC Singapore within such five (5) Business Day period; provided, however, that Conergy shall be required to accept delivery of and pay for Wafers already manufactured or in the process of manufacture for any accepted purchase orders at the time the termination notice pursuant to this Section 4.4(a) is received by MEMC Singapore in accordance with the notice provisions of Section 7.4.

(b) If Conergy would have the right to terminate this Agreement pursuant to Section 4.4(a), but Conergy does not provide written notice of such intent to terminate to MEMC Singapore within the prescribed time frames of Section 4.4(a), then Conergy may not terminate the Agreement pursuant to Section 4.4(a) for that entire Contract Year, and will be deemed to have waived such right to terminate the Agreement pursuant to Section 4.4(a) for that three (3) Contract Year period of missed deliveries. In such event, Conergy can still “count” the two most recent Contract Years of missed deliveries of Wafers (as would be required to be delivered by MEMC Singapore pursuant to the provisions of Section 1.2(a) of the Agreement as modified by Section 1.2(b) of the Second Amendment) for the purposes of determining whether, at the end of the subsequent Contract Year, a new right to terminate the Agreement pursuant to Section 4.4(a) has been triggered. In such case, the provisions of both Section 4.4(a) and this Section 4.4(b) shall again apply.”

(b) The last sentence of Section 4.5 of the Agreement is deleted and shall be replaced by the following sentence:

“If the termination was validly made by Conergy pursuant to Section 4.2 or Section 4.4, MEMC Singapore shall return to Conergy (i) the balance of the Refundable Capacity Reservation Deposit then held by MEMC Singapore and (ii) the pro rata “unearned” portion of the Retained Refundable Capacity Reservation Deposit Amount (calculated based on a fraction, the numerator of which equals the amount of the denominator described immediately below minus the aggregate quantity of Watts actually purchased by Conergy (and delivered by MEMC Singapore) from and after the Effective Date of this Second Amendment, and the denominator of which is the aggregate quantity of Watts of the Yearly Minimum Quantities for the Term of the Agreement, as modified by this Second Amendment, from and after the Effective Date of this Second Amendment) then held by MEMC Singapore, each within sixty (60) days of the date of the valid termination.”

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Scope. Conergy hereby gives the following warranties and representations to MEMC Singapore:

(a) Conergy is not in a state of illiquidity within the meaning of Art. 17 German Insolvency Code (GIC) at the time this Second Amendment is executed;

(b) Conergy’s illiquidity is not imminent within the meaning of Art. 18 GIC at the time this Second Amendment is executed. According to Conergy’s liquidity analysis, Conergy is and will be in a position to meet its financial obligations and not become illiquid in the meaning of Art. 17 GIC within at least the next 13 weeks after the time this Second Amendment is executed;

(c) Conergy is not in a state of over-indebtedness within the meaning of Art. 19 GIC at the time this Second Amendment is executed;

(d) According to Conergy’s own thorough legal assessment and according to the thorough assessment of Conergy’s outside legal counsel, whereas each assessment was made on the basis of the same complete and accurate facts that are relevant for such assessment as far as they are known to Conergy until the date hereof, neither the execution of this Second Amendment nor the consummation of any action contemplated under this Second Amendment constitutes an action that meets the legal requirements for a legal appeal or challenge under any applicable Law, in particular, but not limited to, the German Civil Code, GIC or Law governing the challenge of debtor’s transactions (Anfechtungsgesetz) to the effect that any challenge or appeal before court will remain unsuccessful;

(e) Conergy has not assigned, pledged, hypothecated or transferred any of its claims arising out of or in connection with the negotiation, execution, or termination of the Agreement, including without limitation, a claim that the Agreement, or any provision thereof, is unenforceable or invalid, to any third party;

(f) Conergy has not commenced any litigation, or similar proceeding, against MEMC Singapore or any of its affiliates other than the Litigation; and

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(g) Conergy has provided MEMC Singapore with a statement by Ernst & Young regarding the absence of any state of over-indebtedness, illiquidity or imminent illiquidity of Conergy within the meaning of the GIC, dated December 15, 2010 (“Updated Ernst & Young Statement”). The Updated Ernst & Young Statement was based on information provided by Conergy to Ernst & Young. Conergy warrants that as of December 15, 2010, this information was complete and accurate in all material aspects and that Conergy did not withhold any information or facts that would have rendered such assessment by Ernst & Young contained in the Updated Ernst & Young Statement incomplete or inaccurate in any material respect if Ernst & Young had been familiarized with this information or with these facts prior to the delivery of the Updated Ernst & Young Statement.

2.2 Legal Consequences of Breach of Warranty. If and to the extent that any of the warranties and representations set out in Section 2.1(a) through 2.1(g) is inaccurate, Conergy shall be liable to put MEMC Singapore in the position MEMC Singapore would be in if the respective warranty and representation had been accurate. Any knowledge of MEMC Singapore about any inaccuracy of any of the warranties and representations set out in Section 2.1(a) through 2.1(g) shall not adversely affect MEMC Singapore’s above rights against Conergy.

ARTICLE III

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ARTICLE IV

MISCELLANEOUS

4.1 No Other Changes. Other than with respect to the Sections of the Agreement specifically enumerated above, this Second Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the “Provisions”) relating to or contained in the Agreement or any Attachment, and all such Provisions of the Agreement shall remain in full force and effect.

4.2 Expenses. Each Party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

4.3 No Waiver. By agreeing to this Second Amendment, and except as set forth in Section 1.10 hereof, in no way is MEMC Singapore waiving any past actions or inactions by Conergy under the Agreement or any Amendments thereto, or consenting to any future action or inactions by Conergy under the Agreement or any Amendments thereto, and similarly, by agreeing to this Second Amendment, in no way is Conergy waiving any past actions or inactions by MEMC Singapore under the Agreement or any Amendments thereto, other than as set forth in Section 1.10 hereof, as contemplated by the withdrawal of the Litigation pursuant to the stipulation which is attached hereto as Exhibit C, or consenting to any future action or inactions by MEMC Singapore under the Agreement or any Amendments thereto. The failure of a Party hereto at any time or times to require strict performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Second Amendment shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

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4.4 No Assignment. Neither Party has assigned, nor shall assign, to any of its affiliates or Subsidiaries, or any third party, any of its claims arising out of or in connection with the negotiation, execution or amendment of the Agreement, the First Amendment, and the Second Amendment, including all attachments and exhibits thereto, including without limitation, a claim that the Agreement, the First Amendment, or the Second Amendment or any provision thereof, is unenforceable or invalid.

4.5 Amendment; Entire Agreement. This Second Amendment may be amended, modified or supplemented only in writing signed by MEMC Singapore and Conergy. This Second Amendment sets forth the entire agreement and understanding of the Parties hereto with respect to the specific amendment(s) to the Agreement contemplated hereby and supersedes any and all prior agreements, arrangements and understandings, both written and oral, among the Parties relating to the subject matter of this Second Amendment.

4.6 Dismissal of the Litigation. This Second Amendment shall be effective on the Effective Date. As soon as reasonably practicable after this Second Amendment has been executed by all Parties, counsel for each of the Parties shall sign a stipulation of dismissal in substantially the form annexed hereto as Exhibit C (the “Stipulation”) and counsel for Conergy shall submit the fully-executed Stipulation to be “so ordered” by the United States District Court for the Southern District of New York (the “Court”). Counsel for the Parties shall thereupon cease activity in the Litigation, except that they shall cooperate in taking such further steps as may appear reasonably necessary to obtain Court approval of the Stipulation. In the event the Stipulation has not been approved by the Court within 42 days after the Effective Date, the parties shall confer in good faith with respect to how to proceed under the circumstances.

4.7 Applicable Law. This Second Amendment shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

4.8 Counterparts; Facsimile Signatures. This Second Amendment may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument. This Second Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other Part(ies). The original signature copy shall be delivered to the other Part(ies) by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Second Amendment.

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4.9 Consistency. To the extent of any inconsistency between the terms of this Second Amendment and the Agreement, the terms of this Second Amendment shall govern. From and after the date hereof, all references in the Agreement to “Purchase Shortfalls” shall be deemed to refer to Take or Pay Purchase Shortfalls.

[remainder of page intentionally left blank; signature page follows]

Exhibit 10.66

EXECUTION VERSION

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IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed and delivered as of the date first above written.

MEMC SINGAPORE PTE LTD.		CONERGY

By:	/s/ Ken Hannah	By:	/s/ Dieter Ammer
	Ken Hannah		Dieter Ammer
	Director and Chief Financial Controller		Vorstandsvorsitzender

SIGNATURE PAGE TO

AMENDMENT NO.2 TO SOLAR WAFER SUPPLY AGREEMENT

Exhibit 10.66

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CONFIDENTIAL TREATMENT REQUESTED

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Attachment A – Revised Specifications

[See attached Revised Specifications.]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

Conergy Quality Management System

Specification Sheet

Standard Solar Multi-Crystalline Silicon Wafer

Specification

Issued Date: 10.08.2009

Conergy Solar Module GmbH & Co. KG
Wafer	Cell	Module	Technology	Quality	Procurement

S. Pracht	I. Walter	A. Lindner	P. Pollow	R. Niendorf	M. Müller

approved by

A. Jahnke

Accepted by

Supplies	Address	Signature	Date

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

1. Document History

Revision	Reason	Content of Revision	Date

A1	new edition	new edition	05.05.2009

A2	change	resistivity spec tightened, roughness spec added	26.06.2009

A3	change	pallet rejection criteria added	21.07.2009

A4	change	special request section updated	10.08.2009

A5	Change	Discussion with MEMC	14.01.2010

Special Request Items

Item	Reason	Content	Date
Standard

1	Request

Standard

2	Request

Request

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

1. Scope

The requirements shown here summarize the specifications for standard solar multi crystalline Silicon wafer. The thickness class is distinguished by [*****] um. Relaxed/tightened specifications need to be listed under “special request items” and need to be signed-off.

2. Property Specification

2.1 Geometrical Properties

[*****]

2.2 Crystallization and Purity

[*****]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

No.	Property	Specification	Comment

[*****]

2.3 Electronic Properties

No.	Property	Specification	Comment

[*****]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

3. Surface and Appearance Specification

No.	Property	Specification	Comment

[*****]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

4. Replacement of out of spec wafer

In case of spec violation a joint investigation is performed. Conergy will initiate conference calls/meetings and an 8D report, a common assessment of the problem will be conducted. MEMC and Conergy reach agreement on the spec violation.

No.	Property	Specification	Reclamation

[*****]

5. Required Information

The following information shall be delivered together with the supplied wafers.

No.	Property	Description	Comment

[*****]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

6. Inspection Methods and Sampling

6.1 Geometrical Properties

No.	Property	Inspection	Sampling

[*****]

Document Titel Standard mc-Si Wafer Specification
Doc. Owner Technology/Conergy SolarModule GmbH & Co. KG
Document No. WS-002 Revision A5 MEMC Discussion

6.2 Crystallization and Purity

deleted

6.3 Electronic Properties

No.	Property	Inspection	Sampling

[*****]

Exhibit 10.66

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Attachment B-2 – Yearly Target Quantities

[See attached Excel Table.]

[*****]

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Attachment B-2, Section 1.5

1. Pricing. The Parties agree that the Price per Watt shall be determined on a Contract Year quarterly basis, and shall be a price that is competitive in the market at the time that it is established each Contract Year quarter. The Parties further agree that they shall mutually negotiate in good faith the foregoing Contract Year quarterly Price per Watt. If, for any particular Contract Year quarter, the Parties mutually agree on a Price per Watt for such Contract Year quarter, then the rest of Paragraph 1 of this Attachment B-2, Section 1.5 shall be inapplicable for such quarter. If, for any particular Contract Year quarter, notwithstanding the Parties’ good faith negotiations to attempt to mutually agree on a Price per Watt for such Contract Year quarter, the Parties have not agreed on a Price per Watt for such Contract Year quarter, the Price per Watt for such Contract Year quarter shall be the Last LTA Price, as calculated below.

The “Last LTA Price” means, for any particular Contract Year quarter, the product of [*****]. MEMC Singapore shall disclose to Conergy such Last LTA Price within five (5) Business Days of Conergy’s written request for such Last LTA Price.

“LTA Customer” shall mean, for the purpose of Section 1.5 and this Second Amendment, Suntech and Gintech. If MEMC Singapore or any affiliate of MEMC Singapore adds another Wafer customer (other than Conergy or Tainergy) under a long-term agreement (of at least five (5) years in duration), then such customer shall also constitute an LTA Customer hereunder (unless the Parties agree otherwise). If the Parties believe that neither Suntech nor Gintech no longer should constitute an LTA Customer hereunder, then the Parties shall negotiate in good faith at such time to determine a new reference pricing mechanism.

“Special Project” shall mean, for the purposes of this Second Amendment, large (i.e., 1MW or greater), photovoltaic projects developed by one of MEMC Singapore’s LTA Customers, that include MEMC Singapore wafers that are nonetheless excluded from counting towards the minimum quantity commitments and calculations under the Solar Wafer Supply Agreements for such LTA Customers.

The “Applicable Percentage” shall equal, for any particular Contract Year quarter, if, during the Contract Year quarter immediately preceding such particular Contract Year quarter, the volume of Multi Wafers and/or Mono Wafers (in each case measured in Watts) purchased by Conergy hereunder is (A) [*****]% or more, (B) [*****]% or more (but less than [*****]%), or (C) less than [*****]%, of the average aggregate volume of Multi Wafers and/or Mono Wafers (in each case measured in Watts) purchased by all LTA Customers during the same period, [*****]% (in the case of (A)), up to [*****]% (as determined by MEMC Singapore in its discretion) (in the case of (B)), and up to [*****]% (as determined by MEMC Singapore in its discretion) (in the case of (C)), respectively.

For all purposes of determining any Applicable Percentage only (and for no other purpose under this Second Amendment), each solar wafer order to MEMC Singapore or any of its affiliates to which Conergy’s efforts pursuant to Section 1.9 of the Second Amendment reasonably clearly contributed to such order being placed with MEMC Singapore shall be treated (measured in Watts) as if it was an order of Mono Wafers or Multi Wafers purchased by Conergy hereunder.

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Upon Conergy’s written request delivered not earlier than forty five (45) days prior to the end of, and not later than seven days after the end of, any Contract Year, MEMC Singapore shall deliver to Conergy, within thirty (30) days after the end of such fiscal year, a certificate of its chief financial officer, and of MEMC Singapore’s independent certified public accountants, certifying that any price actually charged by MEMC Singapore during the course of such Contract Year as the “Last LTA Price” in fact was the Last LTA Price, and (without limitation of the foregoing) that MEMC Singapore has fully complied with the last sentence of the first paragraph of Section 1 of this Attachment B-2, Section 1.5, together with copies of the relevant purchase orders and invoices which reflect the relevant Last LTA Prices during the course of such Contract Year.

2. Payment Terms. The Parties agree that Conergy may request additional days of credit beyond the thirty (30) days terms set forth in Section 2.7 of the Agreement (and Section 1.6 of this Second Amendment), which request may be approved or rejected by MEMC Singapore in its sole discretion. If MEMC Singapore agrees to such request and such additional days of credit are therefore extended, Conergy shall have such additional days of credit, and MEMC Singapore shall then charge Conergy for this extension of credit [*****].

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Attachment B-2, Section 1.9.

For the purposes of Section 1.9 of the Second Amendment, “commercially reasonable best efforts” shall mean and include the items set forth below in this Attachment B-2, Section 1.9.

1. With Regard to Section 1.9(a):

•	Conergy will pursue the Third Party Module Suppliers to enter into a three-way confidentiality agreement with Conergy and MEMC Singapore.

•

Conergy will express to each such Third Party Module Supplier that enters into such a confidentiality agreement its desire to have such Third Party Module Suppliers purchase from MEMC Singapore (under a direct business relationship between such Third Party Module Supplier and MEMC Singapore) approximately [*****] percent ([*****]%) (based on volume of Watts) of Wafers needed for the modules delivered by such Supplier to Conergy.

•

All other considerations (including without limitation commercial, technical and quality factors) being equal, Conergy will endeavor to give incremental business to Third Party Module Suppliers which enter into the above mentioned relationship with MEMC Singapore.

•

Upon MEMC Singapore’s request, Conergy is also willing to evaluate 1-2 new Wafer- based module suppliers per Contract Year (over at least the next five (5) years after the Effective Date of the Second Amendment) (including without limitation with respect to commercial, technical and quality factors) in order to potentially add, as new Third Party Module Suppliers, those of such suppliers which accept MEMC Singapore as their Wafer supplier for Wafer-based modules delivered to Conergy.

•

Upon MEMC Singapore’s request, Conergy will endeavor to introduce MEMC Singapore to other former or de minimus Wafer-based module suppliers to Conergy to give a reference and discuss business opportunities.

2. With Regard to Section 1.9(b):

•

Subject to any confidentiality constraints Conergy might be subject to, whenever a specific photovoltaic project (that, if accepted by Conergy, would constitute a Large Conergy PV Project) is offered to Conergy by a third party or Conergy determines itself to pursue the development of a specific photovoltaic project (that, if developed, would constitute a Large Conergy PV Project), Conergy will (i) apprise MEMC Singapore of such potential project, (ii) if Conergy is interested in participating in such project (in the case of a third-party offer), (x) jointly evaluate with MEMC Singapore how to attempt to include MEMC Singapore Wafers in such project and (y) in any event express to the relevant third party(ies) its desire to have the relevant project entity purchase from MEMC Singapore (under a direct business relationship between such project entity and MEMC Singapore) approximately [*****] percent ([*****]%) (based on volume of Watts) of Wafers needed for such project, and (iii) if Conergy is not interested in participating in such project (in the case of a third-party offer), endeavor to introduce MEMC Singapore to the relevant third party(ies) that offered such project to Conergy.

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•

At least once each Contract Year (over at least the next five (5) years after the Effective Date of the Second Amendment), Conergy and MEMC Singapore will jointly approach Third Party Module Suppliers involved in the business of large (i.e., 1MW or greater), photovoltaic (through Wafer-based modules) projects to discuss developing opportunities for such projects.

Reference is hereby made to Section 1.9(c) of the Second Amendment, which applies to each of the items listed above in this Attachment B-2, Section 1.9.

5

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Exhibit C

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - CONERGY AG, Plaintiff, v. MEMC ELECTRONIC MATERIALS, INC. and MEMC SINGAPORE PTE. LTD., Defendants.	x : : : : : : : : : :	09 CIV. 4906 (SAS) (AJP) STIPULATION OF DISMISSAL
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -	x

IT IS HEREBY STIPULATED AND AGREED by and between the undersigned, on behalf of their respective clients, that the first and fourth causes of action in Plaintiff’s Amended Complaint in the above entitled action are dismissed without prejudice and the remaining causes of action in Plaintiff’s Amended Complaint are dismissed with prejudice, without costs or attorneys’ fees to either party against the other. This Stipulation, once fully executed, may be filed without further notice with the Clerk of the Court.

Dated:	New York, New York
January , 2010

HUGHES HUBBARD & REED LLP		BRYAN CAVE LLP

By:		By:
	Derek J.T. Adler		William J. Hibsher
	(adler@hugheshubbard.com) One Battery Park Plaza New York, New York 10004 (212) 837-6000 Attorneys for Plaintiff		(wjhibsher@bryancave.com) 1290 Avenue of the Americas New York, New York 10104 (212) 541-2000 Attorneys for Defendants

So Ordered:

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Shira A Scheindlin, U.S.D.J.

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